Federal Signal Q1 2023 Earnings Call May 2, 2023 Jennifer Sherman, President & Chief Executive Officer Ian Hudson, SVP, Chief Financial Officer

Safe Harbor This presentation contains unaudited financial information and various forward-looking statements as of the date hereof and we undertake no obligation to update these forward- looking statements regardless of new developments or otherwise. Statements in this presentation that are not historical are forward-looking statements. Such statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Such risks and uncertainties include but are not limited to: direct and indirect impacts of the coronavirus pandemic and the associated government response, risks and adverse economic effects associated with emerging geopolitical conflicts, product and price competition, supply chain disruptions, work stoppages, availability and pricing of raw materials, cybersecurity risks, risks associated with acquisitions such as integration of operations and achieving anticipated revenue and cost benefits, foreign currency exchange rate changes, interest rate changes, increased legal expenses and litigation results, legal and regulatory developments and other risks and uncertainties described in filings with the Securities and Exchange Commission (SEC). This presentation also contains references to certain non-GAAP financial information. Such items are reconciled herein, in our earnings news release provided as of the date of this presentation or in other investor materials filed with the SEC. 2

Q1 Highlights * 3* Comparisons versus Q1 of 2022 • Net sales of $386 M, up $55 M, or 17% • Organic growth of $44 M, or 13% • Operating income of $39.5 M, up $11.0 M, or 39% • Adjusted EBITDA of $54.5 M, up $12.3 M, or 29% • Adjusted EBITDA margin of 14.1%, vs. 12.8% • GAAP EPS of $0.45, up $0.12, or 36% • Adjusted EPS of $0.46, up $0.12, or 35% • Record backlog of $968 M, up $216 M, or 29% • Record orders of $475 M, up $22 M, or 5%

4 Group and Corporate Results $ millions, except % Q1 2023 Q1 2022 % Change ESG Orders 395.8 387.6 2% Sales 318.8 274.2 16% Operating income 37.6 26.8 40% Operating margin 11.8% 9.8% Adjusted EBITDA 51.2 39.3 30% Adjusted EBITDA margin 16.1% 14.3% SSG Orders 78.9 65.0 21% Sales 66.7 56.0 19% Operating income 12.1 7.9 53% Operating margin 18.1% 14.1% Adjusted EBITDA 13.2 8.9 48% Adjusted EBITDA margin 19.8% 15.9% Corporate expenses 10.2 6.2 65% Consolidated Orders 474.7 452.6 5% Sales 385.5 330.2 17% Operating income 39.5 28.5 39% Operating margin 10.2% 8.6% Adjusted EBITDA 54.5 42.2 29% Adjusted EBITDA margin 14.1% 12.8%

Consolidated Statement of Operations 5 $ millions, except % and per share Q1 2023 Q1 2022 $ Change % Change Net sales 385.5$ 330.2$ 55.3$ 17% Gross profit 95.8 75.7 20.1 27% SEG&A expenses 52.0 43.6 8.4 19% Amortization expense 3.6 3.3 0.3 9% Acquisition and integration related expenses 0.7 0.3 0.4 NM Operating income 39.5 28.5 11.0 39% Interest expense 4.7 1.3 3.4 262% Other expense (income), net 0.1 (0.4) 0.5 NM Income tax expense 7.3 7.1 0.2 3% Net income 27.4 20.5 6.9 34% Diluted EPS 0.45$ 0.33$ 0.12$ 36% Diluted adjusted EPS 0.46$ 0.34$ 0.12$ 35% Gross Margin 24.9% 22.9% SEG&A expenses as a % of net sales 13.5% 13.2% Effective tax rate 21.0% 25.7%

6 Adjusted Earnings per Share ($ in millions) 2023 2022 Net income, as reported 27.4$ 20.5$ Add: Income tax expense 7.3 7.1 Income before income taxes 34.7 27.6 Add: Acquisition and integration-related expenses 0.7 0.3 Adjusted income before income taxes 35.4 27.9 Adjusted income tax expense (1) (7.5) (7.2) Adjusted net income 27.9$ 20.7$ Diluted EPS, as reported 0.45$ 0.33$ Adjusted diluted EPS 0.46$ 0.34$ Three Months Ended March 31, (1) Adjusted income tax expense for the three months ended March 31, 2023 and 2022 w as recomputed after excluding the impact of acquisition and integration-related expenses.

7 Financial Strength and Flexibility * * Dollar amounts as of, or for the quarter ending 3/31/2023, unless otherwise noted ** Net debt is a non-GAAP measure and is computed as total debt of $375.5 M, less total cash and cash equivalents of $38.4 M Strong capital structure • Cash and cash equivalents of $38 M • Net debt of ~$337 M ** • In October 2022, executed a five-year, $800 M revolving credit facility, with opportunity to increase further by the greater of (i) $400 M or (ii) 100% of TTM consolidated EBITDA, subject to lenders approval • Net debt leverage remains low • Compliant with all covenants with significant headroom Healthy cash flow and access to cash facilitate organic growth investment, M&A and cash returns to stockholders • Generated ~$7 M of cash from operations in Q1 2023, in line with Q1 2022 • ~$415 M of availability under revolving credit facility • Anticipating cap ex of $25 M-$30 M in 2023, including investments in our plants to add capacity and gain efficiencies through automation • Completed acquisition of Blasters, Inc. on January 3, 2023 for an initial payment of ~$13.4 M • Completed acquisition of Trackless Vehicles on April 3, 2023 for an initial purchase price of ~$40 M • Paid $5.5 M for dividends, reflecting dividend of $0.09 per share; recently declared increased dividend of $0.10 per share for Q2 2023 • ~$59 M of authorization remaining under current share repurchase program (~2% of market cap)

CEO Remarks – Q1 Performance 8 • Impressive execution by both groups led to a strong start to the year, with Q1 results including the highest net sales and EPS of any first quarter in Company history • Environmental Solutions Group highlights:  YoY net sales growth of 16% and a 180-basis point improvement in adjusted EBITDA margin  17% sequential quarterly production improvement at our two largest facilities; supply chain continuing to improve, overall  Aftermarket revenues up 22%, with noted strength in parts sales  Completed acquisition of Blasters in January 2023 • Safety and Security Group highlights:  YoY net sales growth of 19%, with higher sales of industrial signaling equipment and public safety equipment  390-basis point improvement in adjusted EBITDA margin  In-sourcing production of several key components at improved margins; reduced reliance on overseas suppliers

CEO Remarks – Market Conditions 9 Infrastructure Investments • American Rescue Plan Act  $350 B for maintenance of essential infrastructure, such as sewer systems and streets • Infrastructure Investment and Jobs Act  $550 B earmarked for new investments in roads, bridges, power, water, and broadband infrastructure, public transportation, and airports  $6.5 B for FEMA, including outdoor warning systems Electrification • Showcased newest EV product offerings at recent trade shows • Growing demand for lithium-ion batteries expected to benefit metal extraction industry

CEO Remarks – Growth Initiatives 10 • Eighty-twenty improvement initiatives  Ox Bodies product line simplification  Dedicated resource onboarded to drive additional improvement projects, including at new acquisitions • Aftermarket expansion  Opened new facility in Colorado  Rental fleet investment during Q1 to support anticipated strength in demand for rentals and used equipment • M&A  Closed Trackless acquisition in April 2023 MT7 Tractor Snow Attachments Maintenance Attachments Grass Attachments

Raising 2023 Outlook Raising Full-Year Adjusted EPS* Outlook to a new range of $2.21 to $2.43, from the previous range of $2.15 to $2.40 Would represent highest EPS in Company’s history and YoY growth of 13%-24%, despite aggregate headwind of ~$0.23 from higher interest expense and normalization of tax rate 11  Also raising low end of full-year net sales outlook by $40 M, establishing new range of $1.62 B to $1.72 B  Represents YoY growth of 13% - 20% vs. $1.43 B in 2022  Double-digit improvement in pre-tax earnings  Depreciation and amortization expense of ~$62 M - $64 M  Capital expenditures of $25 M to $30 M  Interest expense of ~$20-21 M; YoY EPS headwind of ~$0.13 Key Assumptions  Effective tax rate resets to a normalized rate between 24% and 25%, excluding additional discrete items; YoY EPS headwind of ~$0.10  ~61-62 M weighted average shares outstanding  No significant deterioration in current supply chain environment; assumes supply chain improves throughout year, with steady flow of customer-provided chassis  No significant increase in current input costs  Includes nominal contribution from Trackless acquisition *Adjusted earnings per share (“EPS”) is a non-GAAP measure, which includes certain adjustments to reported GAAP net income and diluted EPS. In 2022, we made adjustments to exclude the impact of acquisition and integration-related expenses (benefits) and debt settlement charges, where applicable. Should any similar items occur in 2023, we would expect to exclude them from the determination of adjusted EPS. However, because of the underlying uncertainty in quantifying amounts which may not yet be known, a reconciliation of our Adjusted EPS outlook to the most applicable GAAP measure is excluded based on the unreasonable efforts exception in Item 10(e)(1)(i)(B).

Federal Signal Q1 2023 Earnings Call 12 Q&A May 2, 2023 Jennifer Sherman, President & Chief Executive Officer Ian Hudson, SVP, Chief Financial Officer

Investor Information Stock Ticker - NYSE:FSS Company website: federalsignal.com/investors HEADQUARTERS 1415 West 22nd Street, Suite 1100 Oak Brook, IL 60523 INVESTOR RELATIONS CONTACTS 630-954-2000 Ian Hudson SVP, Chief Financial Officer IHudson@federalsignal.com 13

Federal Signal Q1 2023 Earnings Call 14 Appendix

Consolidated Adjusted EBITDA 15 $ millions, except % Q1 2023 Q1 2022 Net income 27.4$ 20.5$ Add: Interest expense 4.7 1.3 Acquisition and integration-related expenses 0.7 0.3 Other expense (income), net 0.1 (0.4) Income tax expense 7.3 7.1 Depreciation and amortization 14.3 13.4 Consolidated adjusted EBITDA 54.5$ 42.2$ Net Sales 385.5$ 330.2$ Consolidated adjusted EBITDA margin 14.1% 12.8%

Segment Adjusted EBITDA 16 ESG $ millions, except % Q1 2023 Q1 2022 Operating Income 37.6$ 26.8$ Add: Acquisition and integration-related expenses 0.4 0.1 Depreciation and amortization 13.2 12.4 Adjusted EBITDA 51.2$ 39.3$ Net Sales 318.8$ 274.2$ Adjusted EBITDA margin 16.1% 14.3% SSG $ millions, except % Q1 2023 Q1 2022 Operating Income 12.1$ 7.9$ Add: Depreciation and amortization 1.1 1.0 Adjusted EBITDA 13.2$ 8.9$ Net Sales 66.7$ 56.0$ Adjusted EBITDA margin 19.8% 15.9%

Non-GAAP Measures • Adjusted net income and earnings per share (“EPS”) - The Company believes that modifying its 2023 and 2022 net income and diluted EPS provides additional measures which are representative of the Company’s underlying performance and improves the comparability of results between reporting periods. During the three months ended March 31, 2023 and 2022, adjustments were made to reported GAAP net income and diluted EPS to exclude the impact of acquisition and integration-related expenses. • Adjusted EBITDA and adjusted EBITDA margin - The Company uses adjusted EBITDA and the ratio of adjusted EBITDA to net sales ("adjusted EBITDA margin"), at both the consolidated and segment level, as additional measures which are representative of its underlying performance and to improve the comparability of results across reporting periods. We believe that investors use versions of these metrics in a similar manner. For these reasons, the Company believes that adjusted EBITDA and adjusted EBITDA margin, at both the consolidated and segment level, are meaningful metrics to investors in evaluating the Company’s underlying financial performance. • Consolidated adjusted EBITDA is a non-GAAP measure that represents the total of net income, interest expense, acquisition and integration-related expenses, other expense/income, income tax expense/benefit, and depreciation and amortization expense. Consolidated adjusted EBITDA margin is a non-GAAP measure that represents the total of net income, interest expense, acquisition and integration-related expenses, other expense/income, income tax expense/benefit, and depreciation and amortization expense divided by net sales for the applicable period(s). • Segment adjusted EBITDA is a non-GAAP measure that represents the total of segment operating income, acquisition and integration-related expenses, and depreciation and amortization expense, as applicable. Segment adjusted EBITDA margin is a non-GAAP measure that represents the total of segment operating income, acquisition and integration-related expenses, and depreciation and amortization expense, as applicable, divided by net sales for the applicable period(s). Segment operating income includes all revenues, costs and expenses directly related to the segment involved. In determining segment income, neither corporate nor interest expenses are included. Segment depreciation and amortization expense relates to those assets, both tangible and intangible, that are utilized by the respective segment. Other companies may use different methods to calculate adjusted EBITDA and adjusted EBITDA margin. 17